Exhibit 10.4

Execution Version

FIRST AMENDMENT TO

EMPLOYEE MATTERS AGREEMENT

This First Amendment TO EMPLOYEE MATTERS AGREEMENT (this “Amendment”) is made on this 8th day of July, 2024, by and among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Remainco”), TREASURE HOLDCO, INC., a Delaware corporation and a wholly owned indirect Subsidiary of Remainco (“Spinco”), and GLATFELTER CORPORATION, a Pennsylvania corporation (“RMT Partner”).

RECITALS

WHEREAS, on February 6, 2024, Remainco, Spinco, and RMT Partner entered into that certain Employee Matters Agreement (the “EMA”);

WHEREAS, Section 8.2(b) and Section 8.2(c) of the EMA currently provide that, upon or following the Closing, Spinco Employees, other than certain Spinco Employees identified on Exhibit A thereto, with (i) outstanding Remainco Option Awards will receive a RMT Partner Option Award denominated in RMT Partner Common Stock as a replacement for the Remainco Option Awards and (ii) unvested Remainco DER Awards will receive a RMT Partner DER Award denominated in RMT Partner Common Stock as a replacement for the Remainco DER Awards;

WHEREAS, Remainco, Spinco and RMT Partner desire to amend the EMA to provide that any unvested Remainco Option Awards and any unvested Remainco DER Awards held by Spinco Employees will be cancelled and replaced with RMT Partner RSU Awards;

WHEREAS, Remainco, Spinco and RMT Partner desire to amend the EMA to provide that each outstanding vested Remainco Option Award held by Spinco Employees as of the Closing will continue to be denominated in Remainco Common Stock and, upon the Closing, shall be treated as if the Spinco Employee terminated employment with the Remainco Group due to “Retirement,” as defined in the Remainco Option Awards;

WHEREAS, Remainco, Spinco and RMT Partner desire to amend the EMA to update Exhibit A to the EMA; and

WHEREAS, amendment of the EMA is permitted pursuant to Section 13.7 thereof with the written consent of each of Remainco, Spinco and RMT Partner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment, the Parties, intending to be legally bound hereby, agree as follows:

1.            The definition of “Remainco DER Award” in Section 1.1 of the EMA is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“‘Remainco DER Award’ means a unit representing a general unsecured promise by Remainco to deliver a cash payment, upon satisfaction of a vesting requirement with respect to a Remainco Option Award and/or a Remainco RSU Award.”

2.            The definition of “RMT Partner DER Award” in Section 1.1 of the EMA is hereby deleted in its entirety and all references to “RMT Partner DER Award” in the EMA are hereby removed.

3.            Section 8.2(b) of the EMA is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“(b)          Remainco Stock Option Awards Held By Spinco Employees as of Signing.

(i)             Vested Options. Upon or following the Closing, each vested Remainco Option Award, or vested portion of a Remainco Option Award, as applicable, held by a Spinco Employee that was granted prior to the date of this Agreement and is outstanding as of the Closing shall remain outstanding and shall not be converted or exchanged for RMT Partner Option Awards or any other form of RMT Partner Equity Compensation and shall be treated as if the Spinco Employee terminated employment with the Remainco Group due to “retirement” (as defined in the applicable Remainco Option Award agreement). Each vested Remainco Option Award, or vested portion of a Remainco Option Award, as applicable, shall otherwise be subject to the same terms and conditions as the terms and conditions applicable to the Remainco Option Award immediately prior to the Closing.

(ii)            Unvested Options. Upon or following the Closing, each unvested Remainco Option Award, or unvested portion of a Remainco Option Award, as applicable, held by a Spinco Employee, other than certain Spinco employees identified on Exhibit A to this Agreement, that was granted prior to the date of this Agreement and is outstanding as of the Closing shall be cancelled and RMT Partner shall issue to each such Spinco Employee a RMT Partner RSU Award. The number of shares of RMT Partner Common Stock to which such RMT Partner RSU Award relates shall be equal to the quotient, rounded up to the nearest whole number of shares, obtained by dividing (1) the economic value of the unvested Remainco Option Awards, determined using a stock option pricing model which takes into account the unvested Remainco DER Awards relating to such unvested Remainco Option Awards, immediately prior to the Closing by (2) the value of a share of RMT Partner Common Stock on the Closing Date. In all events the issuance of the RMT Partner RSU Award shall provide the same economic benefit to such Spinco Employee as the economic benefit that would have been provided under each unvested Remainco Option Award held by the Spinco Employee immediately before Closing. Any RMT Partner RSU Award issued in accordance with this Section shall be subject to the same vesting schedule that applied to the cancelled Remainco Option Award and shall be credited with vesting service accumulated under such Remainco Option Award for purposes of calculating vesting on the RMT Partner RSU Award.”

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4.            Section 8.2(c) of the EMA is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“(c)           Remainco DER Awards Held By Spinco Employees as of Signing. Upon or following the Closing, each unvested Remainco DER Award, or unvested portion of a Remainco DER Award, as applicable, held by a Spinco Employee, other than an unvested Remainco DER Award held by Spinco Employees identified on Exhibit A to this Agreement, that was granted prior to the date hereof and is outstanding as of the Closing shall be cancelled as of the Closing. Each unvested Remainco DER Award, or unvested portion of a Remainco DER Award, as applicable, relating to an unvested Remainco RSU Award shall be replaced with a RMT Partner RSU Award granted to the Spinco Employee by RMT Partner immediately following the Closing. The number of shares of RMT Partner Common Stock to which such RMT Partner RSU Award relates shall be equal to the quotient, rounded up to the nearest whole number of shares, obtained by dividing (1) the cash value of the unvested Remainco DER Award, immediately prior to Closing by (2) the value of a share of RMT Partner Common Stock on the Closing Date, and the RMT Partner RSU Award shall otherwise be subject to the same terms and conditions as the terms and conditions applicable to the corresponding unvested Remainco DER Award immediately prior to the Closing. Remainco shall pay to any applicable Spinco Employee any unpaid but vested portion of any Remainco DER Award in cash at Closing and shall be responsible for ensuring the satisfaction of all applicable Tax payment and withholding requirements in respect thereof, including all associated payroll and employment Taxes, and for ensuring the collection and remittance of applicable Taxes to the applicable Governmental Entity.”

5.            Exhibit A to the EMA is hereby deleted in its entirety and replaced with Exhibit A in the form attached to this Amendment.

6.            Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the EMA.

7.            This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

8.            Including as amended hereby, the EMA remains in full force and effect, is valid and binding on, and otherwise ratified by, the parties.

9.            This Amendment, and the application or interpretation hereof, shall be governed exclusively by its terms and the Laws of the State of Delaware without regard to conflict of laws principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

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IN WITNESS WHEREOF, Remainco, Spinco, and RMT Partner have caused this First Amendment to Employee Matters Agreement to be duly executed as of the date first above written.

BERRY GLOBAL GROUP, INC.

By	/s/Jason Greene
Name:	Jason Greene
Title:	Chief Legal Officer

TREASURE HOLDCO, INC.

By	/s/ Jason Greene
Name:	Jason Greene
Title:	Chief Legal Officer

GLATFELTER CORPORATION

By	/s/ Eileen Beck
Name:	Eileen Beck
Title:	Senior Vice President

[Signature Page to First Amendment to Employee Matters Agreement]